                                                                    Exhibit 3.18


                           ARTICLES OF INCORPORATION
                                       OF
                                   FMR, INC.

The undersigned incorporator, being a natural person 18 years of age or older, and desiring to form a Chapter 302A corporation under the laws of the State of Minnesota, hereby signs, verifies and delivers to the Secretary of State of the State of Minnesota these ARTICLES OF INCORPORATION.

                                   ARTICLE I
                                      NAME

The name of the corporation shall be FMR, INC.

                                   ARTICLE II
                               REGISTERED OFFICE

The registered office of this corporation is located at:

          4001 Lexington Avenue North
          Arden Hills, Minnesota 55126

The registered office may be changed in the manner provided by law.

                                  ARTICLE III
                               AUTHORIZED SHARES

The aggregate number of shares which this corporation shall have authority to issue is 100,000 Common Shares, having a par value of $.01 per share.

                                   ARTICLE IV
                                  INCORPORATOR

The name and address of the incorporator is as follows:

     Name                       Address
     ----                       -------
John T. Rebane                  4001 Lexington Avenue North
                                Arden Hills, Minnesota 55126

                                   ARTICLE V
                               CUMULATIVE VOTING

The shareholders shall not be entitled to cumulative voting.

IN WITNESS WHEREOF, the above named incorporator signed these ARTICLES OF INCORPORATION, this 5 day of November, 1986.

                                   INCORPORATOR


                                   /s/ [ILLEGIBLE]
                                   ---------------------------------------


STATE OF MINNESOTA )
                   )    ss:
COUNTY OF RAMSEY   )

I, the undersigned, a notary public, hereby certify that on the 5 day of November, 1986, the above-named incorporator personally appeared before me being first duly sworn, declared that he is the person who signed the foregoing ARTICLES OF INCORPORATION as incorporator, and that the statements therein contained are true.

                                       Witness my hand and official seal.


                                       /s/ KATHRYN L. NELSON
                                       ----------------------------------
                                       Notary Public

My Commission Expires:

Oct. 22, 1991                          [NOTARY PUBLIC STAMP]
----------------------

                                   EXHIBIT B